Intellectual Property License Agreement
                                     between
                          Synthonics Technologies, Inc.
                                       and
                                 Acuscape, Inc.
                                      Dated
                                  02 June 2000

This Agreement is effective as of 02 June 2000 ("Effective Date") between Acuscape, Inc., a Delaware Corporation, with its principal place of business at 1200 East Alosta Avenue, Suite 206, Glendora, California, USA, 91740,
(626)-963-3699 ("LICENSEE") and Synthonics Technologies, Inc. a Delaware corporation, with its principal place of business at 31324 Via Colinas, Suite106, Westlake Village, California, USA 91362, (818)-707-6000 ("COMPANY").

                                    RECITALS

Whereas COMPANY, as licensor,

     a. is the owner of intellectual property rights associated with certain patented technologies dealing, in general, with the construction, modification, transmission and display of digital 3D computer graphic models, and

     b. has the right to exclude others from making, using, offering for sale or selling or importing the inventions contained in COMPANY's patents, and no one else may do any of these things in the United States and certain other geographical locations without COMPANY's permission, and

     c. may grant licenses to others, such license agreements being in essence nothing more than a promise by COMPANY not to sue the licensees for infringing on intellectual properties owned by COMPANY, and

     d. desires to license certain rights to use COMPANY's patented intellectual properties to multiple third parties at reasonable royalty rates and in a fashion that reduces the possibility of piracy and unauthorized use of COMPANY's intellectual properties, and

Whereas LICENSEE

     e.   desires  to  obtain a  license  to use  certain  COMPANY  intellectual
          properties,   related  to

          a.   "phototexturing via photogrammetric  techniques" and

          b.   "morphing    of    generic    surface    structures    to   match
               photogrammetrically derived data sets",

          on an exclusive basis, to develop and market new LICENSEE-developed products and services, specifically for

               i. Medical and

               ii.  Medical Forensics

               iii. Veterinary Medical, and

               iv.  Veterinary Medical Forensics markets, and

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     f.   desires to utilize  COMPANY  intellectual  property  in a manner  that protects COMPANY from unauthorized, non-royalty-paying distribution of LICENSEE-developed products and services that contain, rely on or are derived from COMPANY's intellectual properties, and

Whereas COMPANY desires to provide assistance to LICENSEE for the development of

     a.   LICENSEE-developed source code,

     b.   LICENSEE-developed object code, and

     c.   Other LICENSEE-developed intellectual properties

     in a manner that protects LICENSEE from unauthorized distribution of LICENSEE intellectual properties and trade secrets to other entities, and

Whereas both COMPANY and LICENSEE acknowledge

     a. each license issued by COMPANY is a contract and may include whatever provisions the parties to the contract agree upon, including the payment of royalties, and other considerations, and

     b. that any "know-how", "training", "source code", "object code" and other potentially valuable assets that may be associated with, expressions of, or derived from COMPANY's intellectual property are not a material part of this Agreement, except as specifically identified herein, and

     c. that COMPANY is, at the time of the Effective Date of this Agreement, a shareholder in Acuscape, Inc., with expectations of Acuscape's success in business that will, in turn, have benefit to COMPANY and COMPANY's shareholders, and

Whereas both COMPANY and LICENSEE acknowledge

     d. the existence of a previous license agreement between the parties, identified as "License Agreement Between Synthonics Incorporated and Medscape, LLC", dated "September 2, 1996", and

     e. said previous license agreement was drafted prior to the issuance of any patents to COMPANY, and prior to various company name changes and company structural changes and

     f. said previous license was restricted to specific object code that gave utility and form to then un-patented COMPANY intellectual properties, and

     g. that both parties intend this Agreement to supersede and replace said previous license agreement in full, and

     h. that both parties agree that any obligations including but not limited to royalties and fees that arose pursuant to the previous license agreement are COMPLETELY EXCUSED,


NOW THEREFORE, COMPANY and LICENSEE enter into this Agreement ("Agreement") on the following terms:

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                                    AGREEMENT

i.       DEFINITIONS.  The following definitions shall apply to this Agreement:

          a. "COMPANY Intellectual Property" means: (i) any and all patents listed in EXHIBIT A, an attachment to and integral part of this Agreement; (ii) all intellectual property that is directed to any and all improvements made to the technology covered by the patents listed in EXHIBIT A, as well as all reissues, reexaminations and extensions thereof, and all priority rights under all available International Agreements, Treaties and Conventions for the protection of intellectual property in its various forms in every participating country, and all applications for patents (including related rights such as utility-model registrations, inventor's certificates, and the like) heretofore or hereafter filed for said improvements in any foreign countries, and all patents (including all continuations, divisions, extensions, renewals, substitutes, and reissues thereof) granted for said improvements in any foreign countries; and (iii) any and all copyrights related to the software listed in EXHIBIT B, an attachment to and integral part of this Agreement.

          b.   "Derivative  Work(s)"  means  a  work  based  upon  one  or  more preexisting works, such as any revision, modification, translation, abridgment, condensation, expansion, collection, compilation, elaborations, or other form in which an existing work may be recast, transformed, ported or adapted and which is a "derivative work" under U.S. copyright law.

          c. "Effective Date" means the calendar date governing the initiation of this Agreement as first entered above.

          d. "End-user Customer" means any single end-user electronic device belonging to or used by a direct or indirect customer of LICENSEE who obtains LICENSEE Products for use on said single electronic device.

          e. "Independent third party(s)" means, for purposes of this Agreement, an entity free from the influence, guidance, or control of the LICENSEE and one for which there is no beneficial ownership ties to LICENSEE or any officer(s) or director(s) of LICENSEE to an extent that exceeds 10%, in aggregate, of said independent third party's equity, financial or business interests.

          f. "Intellectual Property Rights" means all intellectual property rights arising under statutory or common law, and whether or not perfected, including, without limitation, to all information contained in (i) patents listed in EXHIBIT A; (ii) all worldwide rights to trade secrets and confidential information; (iii) as all intellectual property that is directed to any and all improvements made to the technology covered by the patents listed in EXHIBIT A all reissues, reexaminations and extensions thereof, and all priority rights under all available International Agreements, Treaties and Conventions for the protection of intellectual property in its various forms in every participating country, and all applications for patents (including related rights such as utility-model registrations, inventor's certificates, and the like) heretofore or hereafter filed for said improvements in any foreign countries, and all patents (including all continuations, divisions, extensions, renewals, substitutes, and reissues thereof) granted for said improvements in any foreign countries; and any all copyrights related to the software listed in EXHIBIT D.

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          g.   "Market(s)"  means  the  field-of-use,   territorial,  and  other
               specifications that define the extent, boundaries and limitations associated with the use of COMPANY intellectual property by LICENSEE.

          h. "Field of Use" means any and all of the Medical, Medical Forensic and Veterinary Medical markets.

          i. "Medical" is a field-of-use specification that defines certain aspects of the LICENSEE's Market under this agreement. Specifically, "medical" means all things directly associated with human health care, related diagnostics, treatment plans and remedies to heal and otherwise treat the human body.

          j. "Medical Forensics" is a field-of-use specification that defines certain aspects of the LICENSEE's Market under this agreement. Specifically, "medical forensics" means all things directly associated with the application of scientific knowledge of human anatomy or Medical (as defined herein) elements of a legal nature for purposes that are suitable to courts of judicature or legal debate in public forums.

          k. "Veterinary Medical" is a field-of-use specification that defines certain aspects of the LICENSEE's Market under this agreement. Specifically, " veterinary medical" means all things directly associated with animal health care, related diagnostics, treatment plans and remedies to heal and otherwise treat animals, especially domestic animals, that would normally receive treatment from practicing Veterinarians.

          l. "Veterinary Medical Forensics" is a field-of-use specification that defines certain aspects of the LICENSEE's Market under this agreement. Specifically, "veterinary medical forensics" means all things directly associated with the application of scientific knowledge of animal anatomy or Veterinary Medical (as defined herein) elements of a legal nature for purposes that are suitable to courts of judicature or legal debate in public forums.


          m. "Nested isolation" means any concept whereby the LICENSEE isolates, or attempts to isolate, COMPANY Intellectual Property into one or more Products, while other products, that do not contain, or are not Derivative Works of, COMPANY Intellectual Property, derive benefit or function from the Product. Thus the COMPANY's Intellectual Property is essentially isolated, while other products access the output or utility from Product via a nested programming or nested data access structure.

          n. "Perpetual" means continuous in time from the Effective Date until a time that is coincident with the expiration date of the last patent expiration date for all patents listed in EXHIBIT A.

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          o.   "Product(s)"  means  any  of  LICENSEE's   existing  products  or
               services and LICENSEE's future products or services, which may incorporate, implement, integrate, use, derive benefit from, or embody, in whole or in part, COMPANY Intellectual Property, or Derivative Works based upon, derived from, or using COMPANY Intellectual Property.

          p. "Timely", unless specifically defined otherwise, means with thirty (30) days of an event or action, such as the distribution of a new product or notice provided by one party to the other party.

          q. "Improvements" mean each and every modification of existing Technology or new Technology and/or Product developed by COMPANY or LICENSEE within the Field of Use that provides an improved Product or an enhanced or higher degree of efficiency or decreased cost in producing a Product.

          r. "US Patent" means the grant of an intellectual property right to the inventor, issued by the United States Patent and Trademark Office.

          s. "Technology" all intellectual property rights relating to the field of use.

          t. "Patent Rights" all of the COMPANY's patents covered by this agreement.

j. GRANT OF LICENSE TO INTELLECTUAL PROPERTY RIGHT. COMPANY hereby grants to LICENSEE, and LICENSEE hereby accepts from COMPANY a

     a.   Assignable, as provided for herein,

     b.   Perpetual, as defined herein,

     c.   Worldwide, where such rights can be granted by COMPANY,

     d. Irrevocable, exclusive (subject to minimum royalty payment, breach and other terms described herein),

     license to use COMPANY patented technologies as embodied and expressed in those patents listed in EXHIBIT A, an attachment to and integral part of this Agreement, and a

     e.   Assignable, as provided for herein

     f.   Perpetual, as defined herein,

     g.   Worldwide, where such rights can be granted by COMPANY,

     h. Irrevocable, exclusive (subject to minimum royalty payment, breach and other terms described herein),

     license to use COMPANY-supplied object code associated with software programs listed in EXHIBIT D, an attachment to and integral part of this Agreement, for the purposes of developing new, LICENSEE-developed Products and for enhancing existing LICENSEE-developed Products, and

     i.   Assignable,  as provided for herein,

     j.   Perpetual,  as defined herein,

     k.   Worldwide,   where  such  rights  can  be  granted  by   COMPANY,

     l. Irrevocable, exclusive (subject to minimum royalty payment, breach and other terms described herein),

     license to use COMPANY-supplied source code, in combination with all of the above, for the purpose of addressing only and specifically the following
     field-of-use   applications  and  markets

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          i.   Medical, and

          ii.  Medical Forensics,

          iii. Veterinary Medical,  and

          iv.  Veterinary  Medical Forensics

     subject to all terms and conditions contained herein.

k.   TERM, Termination, and Remedies.

     a. Term. This Agreement takes effect as of the Effective Date. This Agreement is Perpetual and irrevocable unless terminated at an earlier date by mechanisms described in

          i.   Termination  for  lack  of  royalty   payment,   Subsection  3.2,

          ii.  Termination by COMPANY,  Subsection 3.3,

          iii. Termination by LICENSEE, Subsection 3.4.

     b. Termination for lack of royalty payment. While this Agreement is in effect, LICENSEE will be obligated to make royalty payments to COMPANY as described herein. LICENSEE agrees that if, at any time during the term of this Agreement, LICENSEE fails to comply with royalty payment provisions, then COMPANY shall have the right to terminate this Agreement.

     c. Termination by COMPANY. LICENSEE agrees that if, at any time during the term of this Agreement, LICENSEE breaches a material provision of this Agreement and LICENSEE fails to cure such breach within a period of thirty (30) days after the date that COMPANY provides LICENSEE with written notice thereof, then COMPANY shall have the right to terminate this Agreement, terminate the license rights granted in Section 2, GRANT OF LICENSE , and LICENSEE shall be obligated to cease the sale, sublicensing and/or distribution of all LICENSEE Products or LICENSEE-derived Products subject to this Agreement.

     d. Termination by LICENSEE. LICENSEE may terminate this Agreement at any time, except when in a condition of breach by LICENSEE, by:

          i. Ceasing the sale, sublicensing and/or distribution of all LICENSEE Products subject to this Agreement, providing timely written notice to COMPANY, and allowing COMPANY to conduct a closing audit of LICENSEE's books and records, as deemed appropriate by COMPANY.

          ii. Demonstrating to the satisfaction of COMPANY that no LICENSEE Products contain, are derived from, or rely on COMPANY Intellectual Property as expressed herein, in accordance with "Burden of Proof" requirements of Subsection 8.11, Burden on LICENSEE, of this Agreement.

          iii. Purchasing a fully-paid, perpetual, irrevocable license to use COMPANY's Intellectual Property Rights, as described herein, for the larger of
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               e.   $10,000,000, or

               f. five times the largest, audited, annual royalty payment made by LICENSEE to COMPANY during the five years prior to the election to prepay royalties made by LICENSEE.

     g. Remedy for Royalty Payment on Default by LICENSEE. LICENSEE agrees that if, at any time during the Term of this Agreement, LICENSEE uses any COMPANY intellectual properties in products, the revenues from which are excluded from royalty payments to COMPANY, and the dollar amount of royalty payments not properly reported to COMPANY exceeds 10% of the reported royalty payments made by LICENSEE, then LICENSEE shall be immediately obligated to pay COMPANY the amount of four (4) times the error in royalties normally due, in damages for each Product in which the COMPANY's Intellectual Property has been under-reported. This penalty payment is to be made in addition to all back royalty payments that should have been paid on offending Products.

     h.   Breach by Either Party. Except as expressly stated in

               l. Subsection 3.5, Remedy for Royalty Payment on Default by LICENSEE, and in

               m.   Subsection 3.3, Termination by COMPANY,

              the parties agree that in the event that either party breach any material term of this Agreement, the non-breaching party shall deliver notice thereof to the breaching party and the breaching party shall have thirty (30) days from receiving such notice to cure such breach. If the breach continues after such 30-day period, this License Agreement shall terminate, thus halting the sale, sublicensing and/or distribution of all LICENSEE Products or LICENSEE-derived Products subject to this Agreement.

     n. Confidentiality. To assist in their performance under this Agreement, the parties may exchange certain information that the disclosing party deems confidential. All confidential information disclosed under this Agreement will be disclosed in ATTACHMENT 1 to EXHIBIT B and treated in accordance with the CONFIDENTIAL INFORMATION EXCHANGE AGREEMENT
          (CIEA) attached as EXHIBIT B of this Agreement. The CIEA shall remain in force during the term of this Agreement and for a period of five
          (5) years following termination of this Agreement.

     o. License Survival. The license granted in Section 2, GRANT OF LICENSE to Intellectual Property Rights, , shall survive any transfer of ownership of the COMPANY and shall be subject to provisions in Subsection 5.1, COMPANY Bankruptcy, and Subsection 5.2, LICENSEE Bankruptcy, herein, as appropriate, through any bankruptcy proceeding involving COMPANY or LICENSEE, subject to legal obligations imposed by an appropriate bankruptcy Trustee.

          a. COMPANY Bankruptcy. COMPANY and LICENSEE agree that in the event a proceeding is commenced by or against COMPANY under the United States Bankruptcy Code (the "Code"), Section 365(n) of the Code will be applicable to this Agreement, and LICENSEE may, pursuant to 11 U.S.C. Sections 365(n)(1) and (2), retain any and all of LICENSEE's rights hereunder and thereunder, to the maximum extent permitted by law, subject to the payments specified herein and the conditions specified therein.

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          b.   LICENSEE Bankruptcy. COMPANY and LICENSEE agree that in the event a proceeding is commenced by or against LICENSEE under the United States Bankruptcy Code (the "Code"), Section 365(n) of the Code will be applicable to this Agreement, and LICENSEE may, pursuant to 11 U.S.C. Sections 365(n)(1) and (2), retain any and all of LICENSEE's rights hereunder and thereunder, to the maximum extent permitted by law, subject to the continuation of payments specified herein and the conditions specified therein. However, if for any reason, the continuation of royalty payments due COMPANY are either (a) not made (b) delayed or (c) reduced, without  the  express  written  consent of  COMPANY,  the License
               Rights   granted  herein  are   terminated,   and  LICENSEE  will
               immediately cease to develop or distribute products affected by the grant of license as conveyed herein.

     p.   Use of Patent Markings.

          a. LICENSEE is required to prominently display the statement "under license from Synthonics Technologies, Inc." and reference all applicable COMPANY patents with the word "Patent" and the list of Patent Numbers of any and all applicable patents covered by this Agreement, in connection with the distribution of Products developed by LICENSEE and covered by COMPANY's Patent Rights, in such a manner that it protects COMPANY's claim of ownership of intellectual property rights. Failure to mark, as described, is a material breach of this Agreement.

          b. LICENSEE may, at its option, use or apply its own name and trademarks in connection with the Products covered by this Agreement.

     q.   Title and Ownership.

          a. LICENSEE Title and Ownership. Title to all LICENSEE Products (including content) and hardware, all LICENSEE patents and copyrights, and all copies thereof, and all specifications, designs, programs, utilities and trademarks, if any, provided by LICENSEE under this Agreement shall remain with LICENSEE.

          b. COMPANY Title and Ownership. Title to all patents and copyrights, and all copies thereof, and all specifications, designs, programs, utilities and trademarks provided by COMPANY under this Agreement shall remain with COMPANY.

     r.   IMPROVEMENTS

          a. COMPANY agrees that all Improvements in Technology developed by COMPANY during the term of this Agreement relating to the Field of Use, shall be made available to LICENSEE subject to the terms of this Agreement. COMPANY shall promptly notify LICENSEE of all such Improvements as they become available in communicable form.

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          b.   COMPANY agrees that all Improvements developed by LICENSEE during the term of this Agreement shall be owned by the LICENSEE. LICENSEE shall promptly notify COMPANY of all such Improvements as they become available in communicable form.

     s.   Payment and Auditing Requirements.

          a. Applicable Product Count. A license royalty payment shall be due COMPANY for the revenues associated with each Product delivered to each End-user Customer of LICENSEE.

          b. Royalties. LICENSEE shall make royalty payments to COMPANY in the amount of 3% of all revenues received by LICENSEE from delivery to End-user Customer of LICENSEE Products or services that incorporate, rely on or are derived from COMPANY intellectual properties, regardless of the number of levels or branches in the distribution channel to End-user Customer employed by LICENSEE. Wholesale revenue terms are not permitted under this Agreement unless such wholesale royalty schedules are approved by COMPANY in writing to avoid Nested isolation breach problems. Legitimate wholesale pricing schedules to Independent third party(s) will not be unreasonably rejected by COMPANY. Payments are payable quarterly, beginning with the quarter in which the first shipment for revenue occurs, within 30 days following the end of each calendar quarter.

          c. Minimum Royalty Payments Required. LICENSEE shall be obligated to make minimum annual royalty payments to COMPANY as listed in EXHIBIT C, Schedule of Minimum Royalty Payments, an attachment to and an integral part of this Agreement. If LICENSEE fails to meet the requirements of the minimum royalty payment schedule, as listed in EXHIBIT C, then COMPANY has the right to cancel the exclusive nature of the rights granted herein by giving LICENSEE thirty (30) days written notice, and COMPANY is thereafter free to enter into any number of other licensing agreements for the same or similar purposes as granted to LICENSEE hereunder. If LICENSEE loses the exclusive nature of rights granted herein, COMPANY and LICENSEE shall be bound by all other provisions of this Agreement while operating on a non-exclusive license basis.

          d. Nested isolation of Products is not allowed. Any attempt by LICENSEE to avoid or reduce royalty payments via a mechanism of Nested isolation or any similar scheme that has the same or similar effect on royalty payments, may be considered, by COMPANY, a material breach of this Agreement. LICENSEE has an obligation to disclose all possible Nested isolation circumstances and enter into a supplemental agreement that either alters this Agreement or waives the obligation to make royalty payments as appropriately agreed to in writing by both parties. Both parties, on a case-by-case basis, shall address all such possible cases of Nested isolation . The burden of prove (see Burden on LICENSEE) for disproving cases of suspected Nested isolation is a burden hereby accepted by LICENSEE.

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          e.   LICENSEE Reporting of Revenues to COMPANY. LICENSEE shall provide a statement showing the number of End-user Customers of all Products subject to royalty payments during the calendar quarter for which a fee is owed, and a calculation of the fees due.
               Reporting to COMPANY is mandatory after the first applicable revenues are generated by LICENSEE. After initiation, reporting is to be continued for the duration of the Agreement, even for periods in which there were no applicable revenues or royalty fees due to COMPANY.

          f. Independent Audit Requirement. COMPANY shall have the right to have independent auditors audit the accounting sales books, and records of LICENSEE relevant to this Agreement on a quarterly basis to ensure compliance with the terms of this Agreement. A representative of a COMPANY-specified, SEC-qualified, independent certified public accounting firm whose fee is paid by COMPANY shall conduct audits. LICENSEE shall be entitled to 30 days prior written notice to schedule an audit on a mutually convenient date. LICENSEE may, at LICENSEE's expense, engage a representative of an independent certified public accounting firm to be present at the time of the audit. If the audit reveals a condition of under-reporting of royalties to COMPANY that exceeds 5% of the total reported and paid by LICENSEE, the LICENSEE shall pay all audit fees and any legal fees incurred by COMPANY in establishing proof of the under-reporting discrepancy.

          g. Confidentiality of Audit Information. COMPANY, LICENSEE, all participating independent accounting firms and representative of said accounting firms shall keep all audited information confidential, subject only to disclosure requirements imposed by rules and regulations of the SEC and other legal authorities. COMPANY will ensure that all such participating independent accounting firms and their representatives hired by the COMPANY agree to keep the audited information confidential. LICENSEE will ensure that all such participating independent accounting firms and their representatives hired by the LICENSEE agree to keep the audited information confidential.

          h. Prepaid Royalty Fees. LICENSEE will prepay royalties in the amount of Fifty Thousand Dollars ($50,000) in United States currency immediately upon the successful execution of this Agreement. LICENSEE will prepay additional royalties of Fifty Thousand Dollars ($50,000) in United States currency on December 31, 2000, unless LICENSEE's on hand balance on December 30, 2000, is less than One Hundred and Fifty Thousand Dollars ($150,000) in United States Currency. In such case, the additional prepayment of royalties will be waived. These prepaid royalties will be applied as a credit against royalty payments due to COMPANY from LICENSEE. LICENSEE will make no additional royalty payments to COMPANY until this credit has been eliminated. These initial prepayments of royalty fees are non-refundable, even if LICENSEE never develops Products subject to royalty fees under this Agreement.

          i. Continuous Payments Required. Royalty payments made to COMPANY by LICENSEE, per the terms and conditions contained herein, shall be continuous and without break for the term of the Agreement.

          j.   Termination  or  Diminishment  of Royalty  Payments by  LICENSEE.
               LICENSEE shall be obligated to report and make appropriate royalty payments on all LICENSEE revenues from all Products, until this Agreement expires or is terminated per the mechanisms specified in Section 3, TERM, Termination, and Remedies, herein.

          k. Burden on LICENSEE. It is assumed that all Products developed by LICENSEE after the Effective Date of this Agreement are subject to royalty payments to the COMPANY under the terms contained herein. The burden of providing accurate information to COMPANY, so COMPANY may maintain an accurate list of applicable Products and exceptions, is on the LICENSEE. Failure of LICENSEE to provide accurate and timely information to COMPANY may be considered by COMPANY to be a material breach of this Agreement.

     t.   Product DISTRIBUTION AND MARKETING.

          a. LICENSEE Product Distribution. In order to diminish the likelihood of piracy of COMPANY's Intellectual Property Rights, LICENSEE shall use reasonable, currently recognized anti-piracy techniques to distribute all Products. LICENSEE shall have the right to distribute Products through whatever sales distribution channels that LICENSEE shall deem appropriate, including but not limited to telesales, Internet sales and independent sales organizations and distributors, so long as all channels utilized by LICENSEE or LICENSEE affiliates are subject to independent auditor tracking for purposes of calculating appropriate royalty payments.

          b. Nested isolation of COMPANY Intellectual Property is specifically forbidden and any such act constitutes a material breach of this Agreement.

          c. Marketing. LICENSEE makes no representations as to the level of marketing and sales effort it will provide or the number or volume of sales of LICENSEE Products that will be made under this Agreement.

     u. Independent Development. Except as provided herein, nothing in this Agreement shall prohibit either party from establishing a business relationship with any other third party. LICENSEE is free to incorporate competitive technologies from other third party sources.

     v.   INTELLECTUAL PROPERTY PROTECTION

          a. COMPANY agrees to diligently seek to provide and maintain patent protection for patents covered by this Agreement in the United States at COMPANY's expense, and COMPANY shall own any patents which issue. COMPANY may at his own option apply for patent protection elsewhere in the world. In the event LICENSEE requests COMPANY to obtain patent protection in any other country in the world and COMPANY declines to do so, LICENSEE shall then have the right to advance the cost of and to apply for patent protection in such country. LICENSEE may deduct the cost of seeking and obtaining such patent protection, including attorneys' and agents' fees, from future royalties payable for sales made in that country. COMPANY shall own any such applications and patents obtained in that country.

          b. Each party will be entitled to file patent applications on its own Improvements at its own expense. In the event a party intends not to file a patent application on an Improvement that in the opinion of the other party's patent counsel has a reasonable probability of being patentable, it will notify the other party of this intent. Such other party will then have a right to file a patent application on any such Improvement at its own expense and receive an assignment of all right, title and interest in such patent application and any patents issuing thereon based on the improvement. The party making the Improvement will cooperate in filing and prosecuting any such patent application.

          c. COMPANY agrees to keep LICENSEE advised of the filing, prosecution status, issuance and maintenance of COMPANY Patent Rights. Each of the parties will keep the other party informed of the status and general progress of patent applications and patents issuing thereon with respect to any Improvements

          d. In the event COMPANY elects not to provide or maintain patent protection for any patent covered by this Agreement, COMPANY shall give notice of such election to LICENSEE and LICENSEE may thereafter seek to obtain and maintain such patent protection at its own expense. COMPANY shall assign any such patent rights to LICENSEE.

     w.   INFRINGEMENT OF COMPANY RIGHTS

          a. The parties agree to promptly notify each other of any possible infringement by a third party of COMPANY Patent Rights of which they become aware. The parties further agree that LICENSEE will have the right, but not the obligation, to take action against any third party that may be infringing said COMPANY Patent Rights at its own expense and can settle in any way which does not adversely affect COMPANY's right to royalties under COMPANY Patent Rights. COMPANY agrees to be named a party in any Civil Action filed to enforce COMPANY Patent Rights

          b. If LICENSEE fails to take action against said third party within six months of notification of the infringement, COMPANY shall have the right to enforce COMPANY Patent Rights against said third party, at its own expense ; provided however, no royalty shall be owed by LICENSEE under Section 9 of this Agreement from the time of LICENSEE's notice to COMPANY of LICENSEE's decision not to enforce COMPANY Patent Rights against said infringer until such time as an action is initiated against the infringer by COMPANY.

          c. The enforcing party hereunder shall retain any awards received as a result of any action against said infringer and any proposed settlement of any infringement must be approved by LICENSEE. However, LICENSEE shall be reimbursed from such reward for lost revenues due to the infringment.

          d. If any claim of any patent in COMPANY Patent Rights is held invalid by judgment of a court of competent jurisdiction, LICENSEE's obligation under this Agreement to make royalty payments to COMPANY pursuant to that claim shall thereupon be suspended until said judgment has been reversed or vacated as to that claim, and upon such reversal or vacation, the obligation of LICENSEE and its sublicensees to pay royalties pursuant to any such claim or claims shall be reinstated effective as of the date of suspension. It is understood, however, that nothing in this subsection shall relieve LICENSEE or its sublicensees of the obligation to keep books of account and make quarterly reports as provided in Paragraphs 8.5 and 8.6 hereof.

     x.   REPRESENTATIONS AND WARRANTIES.

          a. Rights and Title. COMPANY represents and warrants that it has title to Intellectual Property disclosed in applicable U.S. and foreign Patents listed in Exhibit A, and the right to enter into and grant the licenses described in this Agreement. COMPANY represents that it is not precluded by any existing agreement from entering into or performing under this Agreement.

     y.   GENERAL PROVISIONS

          a. Entire Agreement; Exhibits. This document, including its Exhibits and attachments, contain the entire Agreement between the parties relating to the subject matter contained in this Agreement. All prior or contemporaneous agreements, representations or warranties, written or oral, between the parties, specifically the "License Agreement Between Synthonics Incorporated and Medscape, LLC", dated "September 2, 1996", are superseded by this Agreement. This Agreement may not be modified except by written document signed by an authorized representative of each party. The following documents are attached as Exhibits to and made a part of this Agreement:

      EXHIBIT A                    List of Applicable Patents

      EXHIBIT B                    Confidential Information Exchange Agreement

      Exhibit B, ATTACHMENT 1      Confidential Information Transmittal Form

      EXHIBIT C                    Schedule of Minimum Royalty Payments Required

      EXHIBIT D                    List of Licensed Software


          a. Notice. All notices required or authorized under this Agreement shall be given in writing and shall refer to this Agreement by the Effective Date. All notices shall be effective upon delivery if delivered in person or upon signed receipt if delivered via a delivery service (such as Federal Express or registered mail via the US Postal Service) to the addresses as follow or at such other address that either party provides by advance written notice to the other party.

              If to COMPANY:                       If to LICENSEE:
              Attn: President                      Attn:  President
              Synthonics Technologies, Inc.        Acuscape, Inc.
              31324 Via Colinas #106               1200 East Alosta Avenue
              Westlake Village, CA  91362          Suite 206
                                                   Glendora, California 91740


              Phone: (818)-707-6000                Phone: (626)-963-3699
              Fax: (818)-707-6016                  Fax: (626)-963-6199

          a. Informal Dispute Resolution. If any dispute arises from or relates to this Agreement, authorized representatives of Company and LICENSEE shall meet no later than ten (10) working days after written receipt of notice by either party of request for dispute resolution and shall enter into good faith negotiations aimed at resolving the dispute. If the representatives are unable to resolve the dispute in a mutually satisfactory manner within the next five working days, the dispute shall be escalated to top management level and each party shall designate a top management executive to meet in an attempt to resolve the dispute for a period of 30 days prior to either party's instituting legal proceedings.


          b. Publicity and Disclosure. The specific provisions of this Agreement are confidential and may not be disclosed to any third party without the prior written consent of the other party to this Agreement. However, either party may issue any news release or announcement concerning this Agreement without the prior written consent of the other party. Additionally, either party may disclose any and all provisions of this Agreement in order to satisfy SEC (Security and Exchange Commission) filing requirements or any other legally required disclosures.

          c. Non-agency. Neither LICENSEE nor COMPANY is to be construed as an agent of the other party. This Agreement does not establish a joint venture, partnership or agency relationship. LICENSEE and COMPANY do not have any right or authority to create any obligation, representation or responsibility, express or implied on behalf of the other party in any manner whatsoever except as specifically set forth in this Agreement.

          d. Assignment. This Agreement and any rights granted hereunder shall not be assigned by LICENSEE to any person, firm, corporation or other entity without the prior written consent of COMPANY, and such consent shall not be unreasonably withheld.

          e. Sublicense. LICENSEE shall have a right to sublicense the rights licensed under this Agreement subject to the terms and conditions of this Agreement to any third party approved by the COMPANY, and such approval shall not be unreasonably withheld.

          f. Waiver not to be construed as waiver of subsequent defaults. No provision of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent, waiver, or excuse by either party, express or implied, shall constitute a consent, waiver or excuse for subsequent events. No waiver, consent or breach excused for one instance or event shall be deemed to be a continuing waiver breach or excuse for more than the initial instance or event.

          g. Provisions. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

          h. Controlling Law. This Agreement and all transactions under it shall be governed by the laws of the State of California, irrespective of the fact that a party hereto may not be a resident of or maintain a place of business in that State.

          i. Legal Expenses. In the event either party takes legal action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement for its expenses, including court costs and reasonable attorneys' fees at trial, on appeal or in connection with any petition for review.

          j. Survival of Provisions. The following sections shall survive termination of this Agreement for any reason:

               Section 1, DEFINITIONS

               The remedies from Section 3, TERM, Termination, and Remedies

               Section 4,  Confidentiality

               Section  6,  Use  of  Patent  Markings,

               Section 7, Title and Ownership,

               Subsection 9.7, Confidentiality of Audit Information,

               Section 11, Independent Development, Subsection 15.4, Publicity and Disclosure, EXHIBIT B, CONFIDENTIAL INFORMATION EXCHANGE AGREEMENT

          k. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which constitute but one and the same instrument.

COMPANY                                         LICENSEE

By:  ___________________________                By:  ___________________________
     (Authorized Representative)                     (Authorized Representative)

Name: ___________________________               Name: __________________________
           (Print or Type)                                  (Print or Type)

Title: ___________________________              Title: _________________________


Date: ___________________________               Date: __________________________

                                   EXHIBIT A

                           LIST OF APPLICABLE PATENTS

US Patent#, Title/Description
-----------------------------

6,037,971 -- Methods and apparatus for the creation and transmission of 3-dimensional images 2 claims. Three-dimensional color images are produced by combining the red image plane from a left color camera and the blue and green image planes from a right color camera. Techniques for compensating for over or underexposure in a particular image plane are deployed as well as techniques for minimizing subjective disturbance when viewing relatively pure color regions of a 3-dimensional image and for transmission of 3-dimensional color television images to users. Filed: February 19, 1998.
     Issued: March 14, 2000.

5,969,722 -- Methods and apparatus for creation of three-dimensional wire frames and for three-dimensional stereo morphing 4 Claims. A 3-dimensional wire frame representation is derived from a real 3-dimensional objects, where the surface of the object is generally featureless, by projecting a non-uniform pattern of randomly colored spots onto the 3-dimensional object and capturing images of the object by two cameras located at different positions. A wire frame representation of the object is then reconstructed from corresponding colored spots on the images captured by the two cameras. Wire frame representations are rapidly created using generic wire frames which are prototypical of a class of objects and which are modifiable to correspond to a specific instance of the class. A set of generic wire frames are bundled as a tool kit with software for editing wire frames. A method of morphing from a source 3-dimensional stereo rendered wire frame to a target rendered wire frame is also disclosed and the apparent camera viewpoint can change during morphing. Filed: October 6, 1997. Issued:
     October 19, 1999.

5,793,372 -- Methods and apparatus for rapidly rendering photo-realistic surfaces on 3-dimensional wire frames automatically using user defined points 10 Claims. Automatic photographic color rendering of the surfaces of wire frame representation of 3-dimensional objects is described. Bit mapped information of surface areas is captured as part of image processing in the creation of wire frames into the computer. When a wire frame is transformed to a different orientation, the rendering surfaces are automatically transformed and the wire frame can be rendered in the new orientation with photographic quality. Filed: October 21, 1994. Issued: August 11, 1998.

5,742,330 -- Methods and apparatus for the creation and transmission of 3-dimensional images 2 Claims. Three-dimensional color images are produced by combining the red image plane from a left color camera and the blue and green image planes from a right color camera. Techniques for compensating for over or underexposure in a particular image plane are deployed as well as techniques for minimizing subjective disturbance when viewing relatively pure color regions of a 3-dimensional image and for transmission of 3-dimensional color television images to users. Filed: October 04, 1996.
     Issued: April 21, 1998.

5,742,291 -- Method and apparatus for creation of three-dimensional  wire frames
     8 Claims. Methods and apparatus are disclosed for the rapid creation of wire frame representations of 3-dimensional objects using generic wire frames which are prototypical of a class of objects and which are modifiable to correspond to a specific instance of the class. A set of generic wire frames are bundled as a tool kit with software for editing wire frames. A method of morphing from a source 3-dimensional stereo rendered wire frame to a target rendered wire frame is also disclosed and the apparent camera viewpoint can change during morphing. Filed: May 09, 1995. Issued: April 21, 1998.

5,699,444 -- Methods and apparatus for using image data to determine camera location and orientation 19 Claims. Methods and apparatus for accurately surveying and determining the physical location of objects in a scene are disclosed which use image data captured by one or more cameras and three points from the scene which may either be measured after the images are captured or may be included in the calibrated target placed in the scene at the time of image capture. Objects are located with respect to a three dimensional coordinate system defined with reference to the three points. The methods and apparatus permit rapid set up and capture of precise location data using simple apparatus and simple image processing. The precise location and orientation of the camera utilized to capture each scene is determined from image data, from the three point locations and from optical parameters of the camera. Filed: March 31, 1995. Issued:
     December 16, 1997.

5,661,518 -- Methods and apparatus for the creation and transmission of 3-dimensional images 1 Claim. Three-dimensional color images are produced by combining the red image plane from a left color camera and the blue and green image planes from a right color camera. Techniques for compensating for over or underexposure in a particular image plane are deployed as well as techniques for minimizing subjective disturbance when viewing relatively pure color regions of a 3-dimensional image and for transmission of 3-dimensional color television images to users. TDM and MPEG 2 transmission techniques for stereo image transmission are disclosed. Left and right images are caused to be epipolar to reduce adverse user reaction to extended viewing of stereo images. A three dimensional perspective view may be connected to a stereo view in accordance with the invention. Filed: June 07, 1995. Issued: April 26, 1997.

                                   EXHIBIT B

                  Confidential Information Exchange Agreement

The parties agree as follows:

1. Purpose. To assist in their performance pursuant to the Intellectual Property License AGREEMENT between COMPANY and LICENSEE dated 02 June 2000, to which this Exhibit is an attachment and integral part of said Agreement, COMPANY and LICENSEE enter into this CONFIDENTIAL INFORMATION EXCHANGE AGREEMENT (CIEA) to establish a confidential relationship and to exchange confidential information which shall be protected by the receiving party from a disclosure or use that is not authorized by the disclosing party.

2. Designated Liaisons. The parties' designated liaisons for coordinating the receipt, disclosure or exchange of confidential information are:

          For LICENSEE: President Located at: Acuscape, Inc.,1200 East Alosta Avenue, Suite 206, Glendora, California 91740

          For COMPANY: President Located at: 31324 Via Colinas, #106, Westlake Village, CA 91362

3. Confidential Information Transmittal Forms. The confidential information being disclosed under this CIEA shall be described in Transmittal Forms or otherwise marked as described in this CIEA. The initial Transmittal Form shall be signed by authorized representatives of both parties and attached to this CIEA as Attachment 1. Subsequent disclosures of confidential information under this CIEA for the purpose identified above may be described in additional Transmittal Forms which shall be signed by the Designated Liaisons for LICENSEE and COMPANY. Transmittal Forms may also be used for written confirmation of confidential information initially disclosed in intangible form, as further described in Paragraph 4.

4. Marking of Confidential Information. Confidential information which is disclosed in written or other tangible form shall be marked by the disclosing party as "Confidential" or by any other appropriate legend. Information that is to be confidential information under this CIEA and which is disclosed in oral, visual or other intangible form (including electronic transfers), shall be identified as confidential at the time of disclosure and confirmed in writing (by use of a Transmittal Form or other writing) by the disclosing party to the receiving party within 30 days of disclosure. Such written confirmation may be transmitted to the receiving party via mail or facsimile. The receiving party shall maintain all notices and legends included on information identified as confidential as received from the disclosing party.

5. Use and Protection of Confidential Information. In all cases, the confidential information disclosed shall remain the sole property of the disclosing party. The receiving party shall not use confidential information for any purpose other than the purpose for which disclosed. The receiving party shall disclose confidential information to its employees on a need-to-know basis only. Each party represents that it protects its own confidential information from unauthorized use or disclosure. Each party shall protect confidential information received under this CIEA with the same degree of care, but no less than a reasonable degree of care, which it regularly employs to protect its own confidential information from unauthorized use or disclosure.

6. Exceptions to Obligations of Confidentiality. The obligations of confidentiality imposed by this CIEA shall not apply to any information which: (a) is rightfully received by the receiving party from a third party without accompanying markings or disclosure restrictions; (b) is independently developed by the receiving party without use of the confidential information; (c) is or becomes publicly available through no wrongful act of the receiving party; (d) is already known by the receiving party without an obligation of confidentiality; (e) is disclosed without identification and appropriate markings as further described in Paragraph 4; or (f) is approved for release in writing by an authorized representative of the disclosing party.

7. Disclosure of Confidential Information Pursuant to Judicial Order. Nothing in this CIEA shall restrict the right of a receiving party to disclose confidential information to the extent required by judicial order. A receiving party which is subject to a judicial order shall notify the disclosing party of such order in sufficient time to permit the disclosing party to respond to such order. All confidential markings shall be maintained on any confidential information which is disclosed pursuant to judicial order.

8. Independent Development. Each party understands that the other party may have already developed, or received from third parties, information or material similar to that received under this CIEA, or in the future may be internally developing, or receiving from third parties, information or material similar to that received under this CIEA. Provided that confidential information is not used in violation of this CIEA, nothing in this CIEA shall be construed as a representation or inference that either party has not or will not develop information, material, technology or products, for itself or for others, that is similar to information, material, or technology disclosed under this CIEA or that competes with products of the other party.

9. Network Access. To facilitate certain purposes for which this CIEA may be signed, LICENSEE may allow COMPANY access to LICENSEE's business or engineering computer networks. Such access may be given on site at LICENSEE or remotely via computer modem. To the extent such access is given to COMPANY, COMPANY agrees to protect such access, and all information, whether marked confidential or not, obtained via such access, in accordance with all terms of this CIEA. COMPANY agrees to limit such network access to those employees of COMPANY with a need-to-know. If COMPANY obtains network access through the use of COMPANY owned equipment, COMPANY shall physically and electronically secure such equipment to prevent unauthorized use. COMPANY acknowledges that LICENSEE will monitor COMPANY's network access and may terminate such access at any time.

10. Copying/Return/Destruction of Confidential Information. Copies of confidential information are limited to those reasonably necessary in connection with the use contemplated for such information. All confidential information and copies shall remain the property of the disclosing party and shall be destroyed or returned upon the request of the disclosing party.

11. Waiver/Non-Exclusive Remedies. The failure of either party to enforce any right under this CIEA shall not be deemed a waiver of any right. The rights and remedies of the parties under this CIEA are not exclusive and are in addition to any other rights and remedies provided in law or in equity. The invalidity in whole or in part of any term of this CIEA shall not affect the validity of any other term.

12. Entire Agreement/Amendment/Modification of CIEA. This CIEA and the Intellectual Property License AGREEMENT between COMPANY and LICENSEE dated 25 May 2000 to which this CIEA is attached, constitutes the entire Agreement between the parties with respect to the subject matter of this CIEA. No amendment or modification of this CIEA shall be valid or binding on the parties unless (a) approved in advance by the LICENSEE, (b) set forth in writing and (c) signed by an authorized representative of each party. This CIEA shall remain in force during the term of this Agreement and for a period of five years following termination of this Agreement.

13. Termination. This CIEA shall continue in effect until terminated by either party upon 30 days prior written notice. The period of confidentiality described in Paragraph 15 below shall survive such termination for a period of five (5) years after termination.

14.  No  Licenses.   Neither  this  CIEA  nor  any  disclosure  of  confidential information under this CIEA grants the receiving party any license under any patent, copyright or trade secret.

15. Period of Confidentiality. Unless a different period of confidentiality is specified in a Transmittal Form, the period for which the receiving party shall be obligated to protect the confidentiality of information disclosed under this CIEA shall commence on the date the information is received by the receiving party and end five (5) years following termination of this Agreement.

16. Successors and Assigns/Nonassignment. This CIEA shall be binding upon each party's successors and assigns. Neither party may assign this CIEA to any third party without the prior written consent of an authorized representative of the other party.

17. Controlling Law. This CIEA shall be construed in accordance with the laws of the State of California, exclusive of the conflict of laws provisions.

                                  ATTACHMENT 1

                    Confidential Information Transmittal Form
Disclosure Date:
CIEA No.:

The parties identified below agree that the following confidential information shall be received, disclosed or exchanged in accordance with the terms of the Confidential Information Exchange Agreement (CIEA) identified above.

Describe confidential information disclosed. (Be specific. Include subject or product, any document title, drawing/document number, date, revision number, etc.) (Use additional sheets, if necessary.) (If a party is not disclosing information, indicate "none.")

LICENSEE's confidential information:


COMPANY's confidential information:


This Transmittal Form covers the above-described confidential information to be received, disclosed or exchanged on or after the Disclosure Date.

All other terms and conditions of the CIEA remain the same.

COMPANY                             LICENSEE
Synthonics Technologies, Inc.       Acuscape, Inc.
31324 Via Colinas #106              1200 East Alosta Avenue
Westlake Village, CA  91362         Suite 206
                                    Glendora, California 91740
By:  ___________________________
         (Designated Liaison)                  By:  ________________________
Name: ___________________________                     (Designated Liaison)
           (Print or Type)                     Name: ___________________________
Title: ___________________________                         (Print or Type)

                                               Title: __________________________
Date: _______________________
                                               Date: ___________________________

                                   EXHIBIT C

                 Schedule of Minimum Royalty Payments Required

LICENSEE is obligated to make minimum annual royalty payments to COMPANY or be subject to losing the exclusive nature of the licensed rights granted in this Agreement.


      Calendar Year ending 31           Minimum Royalty Payment Due COMPANY
      December of the year
      listed below

            2000                        See Subsection 9.8: Prepaid Royalty Fees

            2001                                        $200,000

            2002                                        $500,000

            2003                                      $1,500,000

            All subsequent years                      $2,000,000

                                   EXHIBIT D

                           LIST OF LICENSED SOFTWARE


Name                           Description
----                           -----------

Wireframe Express,
Version 4.0

          A  COMPANY   software   product  for   constructing  3D  models  using
          photogrammetric means and containing the following software executable files:

                    a.   WFE40AB.EXE (the main executable program);

                    b.   Wmerge.dll   (a  dynamic   link   library  that  merges
                         wireframe components);

                    c. WVRX.dll (a dynamic link library that creates VRX user-interactive files);

                    d. WL.dll and WF30QL.dll (dynamic link libraries that creates "QuickLook" photorendered images);

                    e. and various support libraries including Ddeml.dll, Cmdialog.vbx, gauge.vbx, ikcoll6.dll, ikdsp16.vbx, ikeng16.dll, Lead51n.dll, Muscle.vbx, Spin.vbx, Spread20.vbx, Vbrun300.dll and Ver.dll.

VRX04.EXE -- A real-time, user-interactive rendering viewer that is based on the Argonaut Brender game engine. This viewer can display wireframe models, surface models and phototextured models in standard 3D perspective views as well as stereoscopic 3D that convey depth perception when viewed through red-blue glasses.

Assign3.dll -- A software  module that has yet to be  incorporated in commercial products, but has the following operating characteristics: a utility for assigning a "generic wireframe model" to a photograph by means of assigning three known 3-dimensional locations on the generic model to three 2-dimensional perspective projection image points of that same object.


Assign4.dll -- A software module that has yet to be incorporated in commercial products, but has the following operating characteristics: a utility for fitting (by assignment and scaling) a "generic wireframe model" to a photograph by means of assigning four known 3-dimensional locations on the generic model to four 2-dimensional perspective projection image points of a similar object, thus creating a patient-specific wireframe model.